Exhibit 10.1

AMENDMENT NO. 1

TO

INVESTMENT AGREEMENT

Amendment No. 1 to Investment Agreement (this “Amendment”), dated as of May 9, 2011, by and among:

(1)           Joseph E. Royce, Gregg L. McNelis and Lawrence A. Blatte (the “Investors”); and

(2)           TBS International plc, a public company limited by shares incorporated under the laws of Ireland under registered number 476578 (including its successors, the “Company”).

RECITALS

(A)          The parties hereto are parties to the Investment Agreement, dated as of January 25, 2011 (the “Investment Agreement”) by and among the Investors and the Company.

(B)           The parties hereto desire to amend the Investment Agreement as set forth in greater detail below and to provide for the issuance by the Company, and the purchase by the Investors, of Series A Preference Shares as well as Series B Preference Shares, with terms substantially as provided in the Certificate of Designation.

(C)           Section 10.3 of the Investment Agreement provides that the Investment Agreement may be amended or modified by a writing duly executed by the Investors and the Company.

Now, therefore, in consideration of the mutual promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Section 1               Amendment of Certain Definitions

(a)           The definition of “Certificate of Designation” is hereby amended and restated as follow:

“Certificate of Designation” means the Amended and Restated Statement with Respect to the Powers, Preferences and Relative, Optional and Other Special Rights of Series A Preference Shares and Series B Preference Shares of TBS International plc, as amended as of the date hereof and in the form attached hereto as Exhibit A.

(b)           The definition of “Final Purchase” in the Investment Agreement is hereby amended and restated as follows:

“Final Purchase” means the purchase pursuant to Section 2.4 of Series A Preference Shares having an aggregate Liquidation Preference equal to the Final Purchase Amount.

(c)           The definition of “Final Purchase Amount” is hereby amended and restated as follow:

“Final Purchase Amount” means the lesser of:  (i) (A) $7,000,000 less (B) the aggregate of all Liquidity Disbursement Amounts and (ii) the aggregate Liquidation Preference of all Rights Offer Shares not purchased at the Rights Offering Closing.

(d)           The definition of “Interim Purchases” in the Investment Agreement is hereby amended and restated as follows:

“Interim Purchases” means the purchase pursuant to Section 2.3 of Series A Preference Shares or Series B Preference Shares having an aggregate Liquidation Preference not to exceed $7,000,000.

(e)           The definition of “Liquidation Preference” in the Investment Agreement is hereby amended and restated as follows:

“Liquidation Preference” means, as to any Series A Preference Share or Series B Preference Share, as the case may be, the Liquidation Preference applicable under the Certificate of Designation.

(f)            Capitalized terms used herein, defined in the Investment Agreement and not otherwise defined herein shall have the meanings specified therefor in the Investment Agreement when used herein.

Section 2               Amendment of Investment Agreement

(a)           The first two sentences of Section 2.1 of the Investment Agreement are hereby amended and restated in their entirety as follows:

“The Investors hereby agree, severally and not jointly, to purchase from the Company their Pro Rata Share of an aggregate of $3,000,000 in Liquidation Preference of the Series B Preference Shares and up to an aggregate of $7,000,000 in Liquidation Preference of either the Series A Preference Shares or the Series B Preference Shares, and the Company hereby agrees to issue such Series A Preference Shares and Series B Preference Shares to the Investors, in each case at the times and subject only to the conditions set forth in this Agreement.  The purchase price of each Series A Preference Share and Series B Preference Share will equal its Liquidation Preference.”

(b)           Section 2.3(b) of the Investment Agreement is hereby amended and restated in its entirety as follows:

“(b)         On each Interim Closing Date from the date hereof through the end of the Rights Offering Period, each Investor, severally and not jointly, will subscribe for his Pro Rata Share of each Liquidity Disbursement Amount in Liquidation Preference of the Series A Preference Shares or the Series B Preference Shares, and the Company will issue such Series A

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Preference Shares or Series B Preference Shares to the Investors, in each case at the times and subject only to the conditions set forth in this Agreement.  The closing for each Interim Purchase (each, an “Interim Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York.  The Company will determine whether to issue Series A Preference Shares or Series B Preference Shares at each Interim Closing in a manner that ensures compliance with the requirements for the continued listing of the Company’s Class A ordinary shares on the Nasdaq National Market.  At each Interim Closing, the Company will deliver certificates for the Series A Preference Shares or the Series B Preference Shares, as appropriate, to the Investors upon receipt of an amount equal to such Investor’s Pro Rata Share of the Liquidity Disbursement Amount, payable from the Escrow Account pursuant to the terms of the Escrow Agreement (or from another account specified by such Investor).”

(c)           Section 2.4 of the Investment Agreement is hereby amended and restated in its entirety as follows:

“Section 2.4          Standby Purchase Commitment

On the Final Closing Date, each Investor will subscribe for his Pro Rata Share of the Final Purchase Amount in Liquidation Preference of the Series A Preference Shares, and the Company will issue such Series A Preference Shares to the Investors, in each case at the times and subject only to the conditions set forth in this Agreement.  The closing of the Final Purchase (the “Final Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York.  At the Final Closing, the Company will deliver Series A Preference Shares to the Investors in exchange for an amount equal to such Investor’s Pro Rata Share of the Final Purchase Amount, payable from the Escrow Account pursuant to the terms of the Escrow Agreement (or from another account specified by such Investor).”

(d)           Section 2.5(c) of the Investment Agreement is hereby amended and restated in its entirety as follows:

“(c)         the Series A Preference Shares and Series B Preference Shares required to be issued and delivered pursuant to Section 2.2, Section 2.3 or Section 2.4, as applicable, free and clear of any Liens.”

(e)           Section 3.3 of the Investment Agreement is hereby amended and restated in its entirety as follows:

“Section 3.3          Designation of Series A and Series B Preference Shares

The Board of Directors has established Series A Preference Shares and Series B Preference Shares with terms substantially in the form of those set forth in the Certificate of Designation.”

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(f)            Section 3.5 of the Investment Agreement is hereby amended and restated in its entirety as follows:

“Section 3.5          Consents

No Consent of any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the issuance by the Company of Series A Preference Shares or Series B Preference Shares to the Investors.”

(g)           Section 4.2 of the Investment Agreement is hereby amended and restated in its entirety as follows:

“Section 4.2          Purchase for Investment

The Investor is acquiring Series A Preference Shares or Series B Preference Shares, as applicable, for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act.  The Investor is an “accredited investor” as defined in Rule 501 under the Securities Act and has such knowledge and experience in financial and business matters and in investments of the type contemplated by this Agreement that he is capable of evaluating the merits and risks of its investment in the Series A Preference Shares and Series B Preference Shares, as applicable, and of making an informed investment decision with respect thereto.  The Investor acknowledges that neither the Series A Preference Shares nor the Series B Preference Shares have been registered pursuant to the Securities Act and that none of such shares may be transferred in the absence of such registration or an exemption therefrom under the Securities Act.  The Investor also acknowledges that he has received sufficient information regarding the Company to evaluate fully the merits of the transactions contemplated hereby.”

(h)           Section 5.2 of the Investment Agreement is hereby amended and restated by adding the following sentence as a new second sentence:

“Each Investor will purchase his Pro Rata Share of the Final Purchase Amount, in satisfaction of his obligations set forth in Section 2.4, in the manner and at the times described in the Rights Offering Documents.”

(i)            Section 10.9 of the Investment Agreement is hereby amended and restated in its entirety as follows:

“Section 10.9       Interpretation of the Term “Purchase”

For the avoidance of doubt, any reference in this Agreement to a “purchase” in respect of the Series A Preference Shares or Series B Preference Shares or payments made in respect of the Series A Preference Shares or Series B Preference Shares is to be interpreted as meaning a subscription for Series A

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Preference Shares or Series B Preference Shares, as applicable, or payment of the subscription price in respect thereof, respectively.”

Section 3               Effectiveness

This Amendment shall become effective as of the date first above written (such date, the “Amendment Effective Date”).

Section 4               Reference to and Effect on the Investment Agreement

(a) On and after the Amendment Effective Date, each reference in the Investment Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Investment Agreement shall mean and be a reference to the Investment Agreement, as amended by this Amendment.

(b) Except to the extent certain provisions of the Investment Agreement are amended as specified herein, the Investment Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Section 5               Counterparts

This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 6               Governing Law

This Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to the conflict of laws rules thereof to the extent such rules would require or permit the application of the laws of another jurisdiction.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Amendment may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.  The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2 of the Investment Agreement, or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

[Signature page follows]

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In witness whereof, the parties hereto have duly executed this Amendment as of the date first above written.

TBS INTERNATIONAL PLC

By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Senior Executive Vice President and Chief Financial Officer

Lawrence A. Blatte

/s/ Lawrence A. Blatte

Gregg L. McNelis

/s/ Gregg L. McNelis

Joseph E. Royce

/s/ Joseph E. Royce

[Amendment No. 1 to Investment Agreement]

EXHIBIT A

Form of
Amended and Restated
Certificate of Designation

Companies Acts

A PUBLIC COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

STATEMENT WITH RESPECT TO THE POWERS,

PREFERENCES AND RELATIVE, OPTIONAL

AND OTHER SPECIAL RIGHTS OF

SERIES A PREFERENCE SHARES

AND

SERIES B PREFERENCE SHARES

OF

TBS INTERNATIONAL PLC

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

AS OF MAY 6, 2011

Incorporated on October 19, 2009

i

Table of Contents
(Continued)

ii

TBS International plc (the “Company”), an Irish public limited company, does hereby determine and certify that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board of Directors”) by its Amended and Restated Memorandum and Articles of Association (as amended, the “Amended and Restated Memorandum and Articles of Association”), and pursuant to the provisions of the Companies Acts, the Board, at a meeting duly convened and held on May 6, 2011, duly approved and adopted the following resolution:

RESOLVED, that the Board hereby approves and adopts the amended and restated designation set forth below with respect to the title, rights, privileges, powers and preferences of, and the qualifications, limitations and restrictions pertaining to, the Series A Preference Shares and the Series B Preference Shares, and it authorizes and determines the terms of the Series A Preference Shares and Series B Preference Shares on the terms and with the provisions set forth in such designation.

This amended and restated statement with respect to shares (this “Certificate of Designation”), as amended, shall be effective on May 6, 2011.

ARTICLE 1
DESIGNATION

There is hereby created out of the authorized and unissued preference shares of US$0.01 each in the capital of the Company:  (a) a series of preference shares designated as the “Series A Preference Shares” (the “Series A Preference Shares”), consisting of 350,000 shares, par value US$0.01 per share and (b) a series of preference shares designated as the “Series B Preference Shares” (the “Series B Preference Shares” and, collectively with the Series A Preference Shares, the “Preference Shares”), consisting of 100,000 shares, par value US$0.01 per share.  The Preference Shares shall have an initial liquidation preference of $100.00 per share (the “Initial Liquidation Preference”).

ARTICLE 2
RANK

The Preference Shares, with respect to distributions upon the liquidation, winding-up and dissolution of the Company and as to dividends (as set forth in Article 3 and Article 4 hereof), shall rank:  (a) senior to the Ordinary Shares and the share capital of the Company established after the Issue Date the terms of which do not expressly provide that it ranks senior to or on a parity with the Preference Shares as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Company (collectively with the Ordinary Shares, “Junior Securities”); (b) on a parity with each class or series of preference shares established after the Issue Date the terms of which expressly provide that such class or series will rank on a parity with the Preference Shares as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”), and (c) junior to all classes or series of share capital of the Company established after the Issue Date the terms of which expressly provide that it ranks senior to the Preference Shares as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as “Senior Securities”).

ARTICLE 3
LIQUIDATION PREFERENCE

SECTION 3.1  Accrual of Liquidation Preference.  Each issued and outstanding Preference Share shall be entitled to an “Accrued Liquidation Preference” equal to:  (a) the Initial Liquidation Preference, plus (b) a cumulative amount (the “Accrued Preference Amount”) accrued at a rate of 6.0% per year, compounded semiannually (based on a 360-day year consisting of twelve 30-day months) on each Liquidation Accrual Date from the date of the original issuance of such Preference Share.

SECTION 3.2  Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each Holder of Preference Shares will be entitled to be paid, out of the assets of the Company available for distribution, and before any distribution is made on any Junior Security, a liquidation preference per Preference Share equal to the greater of (a) the Aggregate Preference Amount and (b) the aggregate amount per share which such Holder would have been paid if such Holder had held the maximum number of Conversion Shares acquirable upon the complete conversion of such Holder’s Preference Share pursuant to Section 6.1 immediately before the time and date of the determination of shareholders entitled to receive distributions for such liquidation, dissolution or winding-up.  Holders of the Preference Shares will have no rights to participate with any Junior Securities in any such distribution made on any Junior Securities of the Company, other than participation based upon the number of Conversion Shares acquirable upon the complete conversion of such Holder’s Preference Share pursuant to clause (b) of the immediately preceding sentence.  If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preference Shares and any Parity Securities are not paid in full, the Holders of the Preference Shares and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled.  After payment of the full amount of the liquidation preferences, the Holders will not be entitled to any further participation in any distribution of assets of the Company.

SECTION 3.3  Events Not Deemed a Liquidation.  For purposes of Section 3.2, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more companies will be deemed to be a liquidation, dissolution or winding-up of the Company.

ARTICLE 4
DIVIDENDS

SECTION 4.1  Preference Dividends.  Holders of outstanding Preference Shares will be entitled to receive, subject to the availability of distributable reserves, dividends (the “Preference Dividends”) on each Preference Share from (but not before) December 31, 2014, at a rate per year equal to 6.0% of the Aggregate Dividend Preference (with such Aggregate Dividend Preference being determined as of the close of business on each June 30 and December 31, beginning December 31, 2014).  All Preference Dividends shall be cumulative, whether or not earned or declared, payable semiannually in arrears on each Dividend Payment Date and shall be calculated based on a 360-day year consisting of twelve 30-day months; provided, that if any

Preference Dividend payable on any Dividend Payment Date is not declared and paid in full on such Dividend Payment Date, the amount of such Preference Dividend shall be treated as unpaid Preference Dividends (except to the extent that a special dividend is paid pursuant to Section 4.2(b); provided further, that if the Company becomes subject to an Insolvency Event, any outstanding unpaid Preference Dividends will be added to the Aggregate Preference Amount immediately upon the occurrence of the Insolvency Event.

SECTION 4.2  Dividend Priority.

(a)           Except as permitted pursuant to the next sentence and subject to the availability of distributable reserves, no dividends shall be declared by the Board of Directors or paid or funds set apart in cash for payment of dividends by the Company pursuant to Section 4.1 on any Parity Securities for any period unless cumulative dividends (including, with respect to any Preference Share, the outstanding unpaid Preference Dividends for such Preference Share) shall have been or contemporaneously are declared and paid in full, or declared (to the extent not paid but set apart for all such Parity Securities) and a sum set apart sufficient for such payment, on the Preference Shares for all completed semiannual periods since the applicable Issue Date, on or prior to the date of payment of such dividends on such Parity Securities.  If any dividends are not paid in full, as aforesaid, upon the Preference Shares and any other Parity Securities, all dividends declared upon Preference Shares and any other Parity Securities shall be declared and paid pro rata based on the relative amounts of the Aggregate Dividend Preference of the Preference Shares and the liquidation preference, or other amount specified in the terms of, such Parity Securities.

(b)           At any time and from time to time when there are outstanding unpaid Preference Dividends, the Company may declare and pay, to the Holders on the record date chosen by the Company (which record date shall be not less than 30 and not more than 60 days prior to the payment date for such special dividend) for such dividend, a special dividend per Preference Share equal to all or a portion of the outstanding unpaid Preference Dividends for such Preference Shares (the amount of such special dividend, the “Base Amount”), plus accrued and unpaid Preference Dividends on the applicable Base Amount to the date of payment (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date of payment).  Upon payment of such a dividend, the Aggregate Dividend Preference shall be reduced by the amount of the Base Amount.

SECTION 4.3  Board Discretion.  Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay, or set apart for payment, any dividends at any time other than the Preference Dividends.

ARTICLE 5

VOTING RIGHTS

SECTION 5.1  Voting.  Except as required by law or set forth in Section 5.2, Holders shall have no voting rights and their consent shall not be required for taking any corporate actions.

SECTION 5.2  No Impairment.

(a)           Subject to Section 5.2(c), so long as any Series A Preference Shares are outstanding, without the affirmative vote or consent of the Holders of a majority (or such higher percentage as may be required pursuant to Irish law) of the then outstanding Series A Preference Shares, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or extraordinary general or class meeting, the Company shall not amend this Certificate of Designation or the Amended and Restated Memorandum and Articles of Association so as to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of the Series A Preference Shares.

(b)           Subject to Section 5.2(c), so long as any Series B Preference Shares are outstanding, without the affirmative vote or consent of the Holders of a majority (or such higher percentage as may be required pursuant to Irish law) of the then outstanding Series B Preference Shares, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or extraordinary general or class meeting, the Company shall not amend this Certificate of Designation or the Amended and Restated Memorandum and Articles of Association so as to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of the Series B Preference Shares.

(c)           The following actions shall not require the consent of the Holders set forth in Sections 5.2(a) or 5.2(b), as applicable, and shall not be deemed to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of Preference Shares:  (i) the creation, authorization or issuance of any shares of any class or series of share capital of the Company, even if the terms of such class or series expressly provide that it ranks senior to or on a parity with the Preference Share as to dividends or as to distributions upon the liquidation, winding-up and dissolution of the Company; (ii) a decrease in the amount of authorized share capital of any class or series of share capital of the Company (but not below the amount of outstanding share capital of such class or series nor below such amount of Conversion Shares as would be required to effect the conversion provided for in Section 6.1), including the Preference Shares; (iii) an increase in the amount of authorized share capital of any class or series of share capital of the Company, even if the terms of such class or series expressly provide that it ranks senior to or on a parity with the Preference Share as to dividends or as to distributions upon the liquidation, winding-up and dissolution of the Company; or (iv) the consolidation of the Company with, or the merger by the Company with or into, another Person or the sale, assignment, conveyance, transfer, lease or other disposal by the Company of all or substantially all of the assets of the Company, or the consolidation of any Person with, or merger of any Person with or into, the Company.

SECTION 5.3  Amendment Without a Vote.  Subject to Section 5.2 and any requirements of Irish law, unless otherwise provided herein, without the vote of the Holders, the Company may amend or supplement this Certificate of Designation or the Amended and Restated Memorandum and Articles of Association to cure any ambiguity, defect or inconsistency in this Certificate of Designation.

ARTICLE 6

CONVERSION

SECTION 6.1  Conversion.

(a)           Right to Convert.

(i)            Subject to the limitations of Section 6.1(a)(ii), the Holder of any Preference Shares may, at its option at any time, convert in accordance with this Section 6.1 all or any of such Holder’s Preference Shares into Conversion Shares that are fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Conversion Shares); provided, that if a Preference Share has been called for redemption in accordance with Article 7, the right to convert such Preference Share shall terminate at the close of business on the third Business Day prior to the date fixed for such redemption.

(ii)           Notwithstanding the rights provided by Section 6.1(a)(i), no Series A Preference Share may be converted without the consent of the Board if, as a result of such conversion:

(A)  the Company would become a “controlled foreign corporation” (as defined by Section 957 of the Code); or

(B)  the Holder, together with any other person who is deemed to be “acting in concert” (within the meaning of rule 3.3 of the Irish Takeover Rules) with the Holder, would hold 30% (or such other percentage as may be prescribed) or more of the voting rights in the Company such that such person or persons would be required to make a mandatory bid under rule 9 of the Irish Takeover Rules.

(iii)          Notwithstanding the rights provided by Section 6.1(a)(i), no Series B Preference Share may be converted without the consent of the Board if, as a result of such conversion:

(A)  the Company would become a “controlled foreign corporation” (as defined by Section 957 of the Code);

(B)  the Company would cease to be eligible for the exemption from U.S. shipping tax provided in Section 883 of the U.S. Internal Revenue Code; or

(C)  the Holder, together with any other person who is deemed to be “acting in concert” (within the meaning of rule 3.3 of the Irish Takeover Rules) with the Holder, would hold 30% (or such other percentage as may be prescribed) or more of the voting rights in the Company such that such person or persons would be required to make a mandatory bid under rule 9 of the Irish Takeover Rules.

(b)           Mandatory Conversion.  If at any time the Board of Directors determines that it is necessary or advisable for (i) Series B Preference Shares to be converted into Class B Ordinary

Shares or (ii) Series B Preference Shares to be converted into Class B Ordinary Shares and further converted into Class A Ordinary Shares, in each case to prevent the Company from becoming a controlled foreign corporation for U.S. federal income tax purposes or to prevent one or more 5% shareholders (as defined in the Amended and Restated Memorandum and Articles of Association) to own 50% or more of the value of the Class A Ordinary Shares, the board may cause, as applicable:  (x) any or all Series B Preference Shares to be converted into Conversion Shares at the then-applicable Conversion Rate or (y) any or all Series B Preference Shares to be converted into Conversion Shares at the then-applicable Conversion Rate and such Conversion Shares to be immediately converted into Class A Ordinary Shares at the then-applicable conversion rate between Class B Ordinary Shares and Class A Ordinary Shares.  In connection with such conversion, the Company will deliver a notice of conversion to the Holders subject to such conversion at least 10 days in advance of the date set for such conversion; provided, that any Holder entitled to receive such notice may waive such notice.

(c)           Delivery of Conversion Shares.  The number of Conversion Shares deliverable upon conversion shall be the number obtained by (i) multiplying the (A) number of Preference Shares surrendered to the Company in accordance with Section 6.1(d) by (B) the applicable Conversion Rate, as adjusted in accordance with Section 6.2, and (ii) rounding down to the nearest whole share.  No fractional Conversion Shares shall be issued on account of accrued but unpaid Preference Dividends.

(d)           Conversion Election.  A Holder shall elect to convert Preference Shares by delivering to the Conversion Agent at any time during normal business hours:  (i) written notice of such Holder’s election to convert; (ii) the certificate or certificates, duly endorsed, representing the shares to be so converted or book-entry transfer of such shares to the Conversion Agent; (iii) such instruments of transfer as the Company reasonably may require, in form satisfactory to the Company and duly executed by such Holder; and (iv) stamp duty or other similar tax or funds therefor, if required pursuant to Section 6.1(g).

(e)           Issuance of Conversion Shares.

(i)            Upon a mandatory conversion in accordance with Section 6.1(b) or as promptly as practicable after a Holder has validly elected to convert Preference Shares in accordance with Section 6.1(d), the Company will deliver to the Holder the number of Conversion Shares issuable upon such conversion issued in such name or names as such Holder may direct.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the shares to be so converted or book-entry transfer of such shares to the Conversion Agent, in each case in accordance with Section 6.1(d).  At the time of such conversion, all rights of a converting Holder as a Holder shall cease with respect to the surrendered shares and the Person in whose name the Conversion Shares are to be issued shall be treated for all purposes as the record holder thereof.  All converted Preference Shares shall be, or shall be deemed to be, canceled by the Company as of the date the election to convert is made, as the case may be, and shall thereafter no longer be of any force or effect.

(ii)           The Company covenants that:  (A) it will at all times reserve and keep available, solely for the purpose of issue upon conversion of Preference Shares, such number of

Conversion Shares as would be issuable upon the conversion of all outstanding Preference Shares; (B) if any Conversion Shares required to be reserved for purposes of conversion of the shares hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, it will cause such shares to be duly registered or approved, as the case may be; (C) it will use its reasonable best efforts to maintain the listing of the Conversion Shares required to be delivered upon conversion of shares on a national securities exchange, if any, upon which the outstanding Conversion Shares are listed at the time of such delivery, or, if such outstanding Conversion Shares are not listed on any exchange but are traded in the over-the-counter market, to qualify such shares for trading and quotation privileges such as are then available for the outstanding Conversion Shares; and (D) all Conversion Shares which shall be issued upon conversion of the shares will upon issue have been duly authorized and validly issued and be fully paid and non-assessable.

(f)            Certain Transactions.

(i)            Upon the consummation of any (A) consolidation, reorganization, share exchange, division or merger to which the Company is a party, other than a consolidation, reorganization, share exchange, division or a merger in which the Company is a continuing Company and which does not result in any reclassification, change or exchange (other than changes in par value or from par value to no par value or from no par value to par value or changes as a result of a subdivision or combination) in the outstanding class of Conversion Shares, each Preference Share shall become convertible only into the kind and amount of securities and other property, if any, received in exchange for the applicable class of Conversion Shares in such transaction, or (B) sale of all or substantially all of the assets of the Company, each Preference Share shall become entitled upon conversion to receive only the kind and amount of securities and other property, if any, received by holders of the applicable class of Conversion Shares as a result of such transaction; subject, in each case, to adjustment as nearly equivalent as practicable to the adjustments provided for in Section 6.2.  The provisions of this Section 6.1(f) shall similarly apply to successive consolidations, reorganizations, mergers, share exchanges, divisions, sales or conveyances.

(ii)           The Company shall cause to be given to the Holders as promptly as possible, but in any event at least 15 days prior to the applicable date of the occurrence of an event described in clause (i) above, a notice stating the date on which such event is expected to become effective or occur, and the date as of which it is expected that Holders shall be entitled to exchange their Preference Shares for securities, cash or other property deliverable upon such consolidation, reorganization, share exchange, division, merger, sale or conveyance.

(g)           Stamp Tax or Duty.  The issuance of Conversion Shares upon conversion shall be made without charge for any stamp duty or other similar tax in respect of such issuance.  However, if any such Conversion Share is to be issued in a name other than that of the Holder of the share or shares converted, the Person or Persons requesting the issuance thereof shall pay to the Company the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

SECTION 6.2  Adjustments of Conversion Rate.  The Conversion Rate shall be subject to adjustment as follows:

(a)           Adjustment for Changes in Liquidation Preference.  On each Liquidation Accrual Date, the Conversion Rate in effect immediately prior to the liquidation preference accrual made pursuant to Section 3.1 for a Preference Share then outstanding shall be adjusted based on the following formula:

CR’ = CR0	x	LP’
LP0

where

CR’ =                  the Conversion Rate in effect immediately after such liquidation preference accrual;

CR0 =                 the Conversion Rate in effect immediately prior to such liquidation preference accrual;

LP’ =                    the Accrued Liquidation Preference immediately after such liquidation preference accrual; and

LP0 =                   the Accrued Liquidation Preference immediately prior to such liquidation preference accrual.

Each adjustment shall become effective immediately after the effectiveness of each liquidation preference accrual made pursuant to Section 3.1.

(b)           Adjustment for Changes in Ordinary Shares.

(i)            If, after the Issue Date, the Company (A) subdivides or splits any of its outstanding Ordinary Shares into a greater number of shares; (B) combines or consolidates any of its outstanding Ordinary Shares into a smaller number of shares; or (C) issues by reclassification of its Ordinary Shares any class or series of its share capital; then the Conversion Rate in effect immediately prior to such action for each Series A Preference Share then outstanding shall be adjusted based on the following formula:

CR’ = CR0	x	OS’
OS0

where

CR’ =                  the Conversion Rate in effect immediately after the opening of business on the effective date of such subdivision, split, consolidation, combination or reclassification;

CR0 =                 the Conversion Rate in effect immediately prior to the effective date of such subdivision, split, consolidation, combination or reclassification;

OS’ =                  the total number of Ordinary Shares outstanding immediately after, and solely as a result of, such subdivision, split, consolidation or combination (or, in the case of a reclassification, the number of securities into which all Ordinary Shares outstanding are reclassified); and

OS0 =                 the total number of Ordinary Shares outstanding immediately prior to the effective date of such subdivision, split, consolidation, combination or reclassification.

(ii)           If, after the Issue Date, the Company (A) subdivides or splits any of its outstanding Ordinary Shares into a greater number of shares; (B) combines or consolidates any of its outstanding Ordinary Shares into a smaller number of shares; or (C) issues by reclassification of its Ordinary Shares any class or series of its share capital; then the Conversion Rate in effect immediately prior to such action for each Series B Preference Share then outstanding shall be adjusted based on the following formula:

CR’ = CR0	x	OS’
OS0

where

CR’ =                  the Conversion Rate in effect immediately after the opening of business on the effective date of such subdivision, split, consolidation, combination or reclassification;

CR0 =                 the Conversion Rate in effect immediately prior to the effective date of such subdivision, split, consolidation, combination or reclassification;

OS’ =                  the total number of Ordinary Shares outstanding immediately after, and solely as a result of, such subdivision, split, consolidation or combination (or, in the case of a reclassification, the number of securities into which all Ordinary Shares outstanding are reclassified); and

OS0 =                 the total number of Ordinary Shares outstanding immediately prior to the effective date of such subdivision, split, consolidation, combination or reclassification.

(iii)          The adjustments set forth in this Section 6.2(b) shall become effective immediately after the effective date of such subdivision, split, consolidation, combination or reclassification.  In the event that such subdivision, split, consolidation, combination or reclassification is not effected, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such effective date had not been so fixed.

(iv)          If, as a result of an adjustment made pursuant to this Section 6.2(b), a Holder may, upon conversion of a Preference Share, receive shares of two or more classes or series of the Company’s share capital, the Conversion Rate for such Preference Share shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of share capital as is contemplated by this Section 6.2 with respect to the

Class A Ordinary Shares or Class B Ordinary Shares, as applicable, on terms comparable to those applicable to Class A Ordinary Shares or Class B Ordinary Shares, as applicable, in this Section 6.2.

(c)           Notice of Adjustment.  The Company shall not be obligated to notify Holders of adjustments to the Conversion Rate made pursuant to Section 6.2(a).  Whenever the Conversion Rate for a particular Preference Share is adjusted pursuant to Section 6.2(b), the Company shall promptly mail to the Holder of such Preference Share, at the addresses appearing on the share register, a notice of the adjustment.  The Company shall keep with its records such notice and a certificate from an officer of the Company briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

(d)           Other Events.  If any event occurs as to which the provisions of this Section 6.2 are not strictly applicable and as a result of which the provisions of this Section 6.2, in the good faith judgment of the Board of Directors, do not fairly and adequately comply with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to so comply.

(e)           [Intentionally Omitted.]

(f)            Multiple Adjustments.  After any adjustment to the Conversion Rate pursuant to this Section 6.2, any subsequent event requiring an adjustment in the Conversion Rate shall result in an adjustment to the Conversion Rate as previously adjusted under this Section 6.2.

(g)           When De Minimis Adjustment May Be Deferred.  No adjustment in the Conversion Rate for a Preference Share shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations shall be made by the Company and shall be rounded to the fourth decimal place.  No adjustment need be made for a change in the par value of the Ordinary Shares.

ARTICLE 7

REDEMPTION

SECTION 7.1  Redemption.

(a)           Optional Redemption by the Company.  On or after December 31, 2014, the Company shall have the option, subject to the availability of distributable reserves, to redeem, in whole or in part, from time to time, subject to Section 7.1(j) hereof, some or all of the Preference Shares at the Redemption Price.

(b)           In connection with any redemption pursuant to this Article 7, the Company shall:

(i)            send a written notice to the Registrar and Transfer Agent of the date on which the redemption shall occur (the “Redemption Date”), stating the number of Preference Shares to be redeemed and the Redemption Price applicable to such shares, at least 35 days before the Redemption Date (unless a shorter period shall be satisfactory to the Registrar and Transfer Agent);

(ii)           send a written notice by, in the case of Preference Shares not held by a Depositary, first class mail to the Holder’s registered address and, in the case of Preference Shares held by a Depositary, transmission to the Depositary for dissemination to the beneficial holders in accordance with its procedures, not fewer than 20 nor more than 90 days prior to the Redemption Date stating for such redeemed Preference Shares:

(A)          the Redemption Date;

(B)           the Redemption Price;

(C)           the Conversion Price and the Conversion Rate;

(D)          the name and address of the Paying Agent and Conversion Agent;

(E)           that Preference Shares called for redemption may be converted at any time before 5:00 p.m., New York City time on the third Business Day immediately preceding the Redemption Date;

(F)           that Holders who want to convert Preference Shares must satisfy the requirements set forth in this Section 7;

(G)           that Preference Shares called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(H)          if fewer than all the outstanding Preference Shares are to be redeemed by the Company, the number of shares to be redeemed;

(I)            that, unless the Company defaults in making payment of such Redemption Price, dividends in respect of the Preference Shares called for redemption will cease to accumulate on and after the Redemption Date;

(J)            the CUSIP number of the Preference Shares called for redemption; and

(K)          any other information the Company wishes to present.

(iii)          issue a press release containing the information set forth in Section 7.1(b)(ii) and publish such information on the Company’s web site on the World Wide Web.

(c)  If the Company gives notice of redemption, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Company shall, with respect to:

(i)  Preference Shares held by the Depositary or its nominees, deposit or cause to be deposited, irrevocably with the Depositary cash sufficient to pay the Redemption Price and shall give the Depositary irrevocable instructions and authority to pay the Redemption Price to Holders of such Preference Shares; and

(ii)  Preference Shares held in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent cash sufficient to pay the Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to Holders of such Preference Shares upon surrender of their Preference Shares.

(d)  If on the Redemption Date, the Depositary or the Paying Agent holds or hold funds sufficient to pay the Redemption Price for the Preference Shares delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those Preference Shares called for redemption and all rights of Holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Article 7.

(e)  Payment of the Redemption Price for Preference Shares is conditioned upon book-entry transfer or physical delivery of certificates representing the Preference Shares, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.

(f)  Payment of the Redemption Price for a Preference Share shall be made on the later of the Redemption Date and the time of book-entry transfer or physical delivery of such Preference Share.

(g)  If the Redemption Date falls after a Dividend Record Date and before the related Dividend Payment Date, Holders of the Preference Shares, as of the close of business on the Dividend Record Date, shall be entitled to receive the Preference Dividends declared and payable on such Dividend Payment Date.

(h)  If fewer than all the outstanding Preference Shares are to be redeemed, the number of Preference Shares to be redeemed shall be determined by the Board of Directors and the Preference Shares to be redeemed shall be selected by lot, on a pro rata basis (with any fractional shares being rounded to the nearest whole share), or any other method as may be determined by the Board of Directors to be fair and appropriate.

(i)  Upon surrender of a certificate or certificates representing Preference Shares that is or are redeemed in part, the Company shall execute, and the Transfer Agent shall authenticate and deliver to the Holder, a new certificate or certificates representing Preference Shares in an amount equal to the unredeemed portion of the Preference Shares surrendered for partial redemption.

(j)  Notwithstanding the foregoing provisions of this Article 7, unless full cumulative dividends (whether or not declared) on all outstanding Preference Shares and Parity Securities have been paid or set apart for payment for all semiannual dividend periods terminating on or before the Redemption Date, none of the Preference Shares shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all Holders of Preference Shares or Parity Securities, as applicable.  For the avoidance of doubt, with respect to the Preference Shares, the payment or setting apart for payment of full cumulative dividends shall mean that the Aggregate Dividend Preference for such Preference Shares is equal to the Accrued Liquidation Preference or that the Company has paid or set apart for payment a special dividend pursuant to Section 4.2(b) that will, upon payment and in the event of any Insolvency Event, reduce the Aggregate Dividend Preference to make it equal to the Accrued Liquidation Preference.

ARTICLE 8

MISCELLANEOUS

SECTION 8.1  Preemptive Rights.  Save for any statutory pre-emption rights pursuant to Irish law, this Certificate of Designation does not grant to any Preference Share or Holder of a Preference Share any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

SECTION 8.2  Reissuance of Preference Shares.  Preference Shares that have been issued and reacquired in any manner, including shares redeemed or exchanged, shall (upon compliance with any applicable provisions of Irish law) have the status of authorized but unissued Preference Shares and may be designated or redesignated and, subject to any shareholder approval requirement that may be required by law, issued or reissued, as the case may be, as part of any class or series of preference shares of the Company.

SECTION 8.3  Business Day.  If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption, or exchange shall be made on the immediately succeeding Business Day.

SECTION 8.4  Waiver.  Except to the extent a greater vote or consent is required by law, the Holders of a majority of the outstanding Preference Shares, voting or consenting, as the case may be, as a separate class, may waive compliance with any provision of this Certificate of Designation.

SECTION 8.5  Notice.  All notices and other communications hereunder shall be in writing and shall be deemed duly given:  (a) if delivered personally, on the date of delivery; (b) if delivered by facsimile, email or otherwise, upon written confirmation of receipt by facsimile, email or otherwise; (c) if delivered by a recognized next-day courier service, on the first Business Day following the date of dispatch; or (d) if delivered by registered or certified mail, return receipt requested, postage prepaid, on the earlier of confirmed receipt or the fifth Business Day following the date of mailing.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company, to:

TBS International plc
c/o TBS Shipping Services, Inc.
612 East Grassy Sprain Rd.
Yonkers, New York 10710
Attention:  Tara C. DeMakes
Phone:  (914) 961-1000
Fax:  (914) 961-5121

with copies to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue, 47th Floor
New York, NY 10166
Attention:  Steven R. Finley, Esq.
Phone:  (212) 351-4000
Fax:  (212) 351-4035

Any notice or communication to a Holder shall be delivered to the Holder’s address as it appears in the share register of the Company and shall be sufficiently given if so mailed within the time prescribed.  Failure to mail a notice or communication to a Holder or any defect in such notice shall not affect its sufficiency with respect to other Holders.

SECTION 8.6  Registrar, Transfer Agent, Paying Agent and Conversion Agent.

(a)           The Company shall appoint and maintain:  (i) an office or agency to act as transfer agent (“Transfer Agent”) and registrar (“Registrar”) for each series of the Preference Shares; (ii) an office or agency where each series of Preference Shares may be presented for payment (the “Paying Agent”) and (ii) an office or agency where each series of Preference Shares may be presented for conversion (the “Conversion Agent”).  The Company may appoint and, in its sole discretion, remove the Transfer Agent, Registrar, Paying Agent and Conversion Agent and may appoint and, in its sole discretion, remove one or more additional transfer agents, registrars, paying agents or conversion agents.  The terms “Transfer Agent,” “Registrar,” “Paying Agent,” and “Conversion Agent” each includes any additional Person appointed to such position. The Company may change the Transfer Agent, Registrar, Paying Agent or Conversion Agent without prior notice to any Holder.  The Company shall notify the Registrar of the name and address of any Transfer Agent, Paying Agent or Conversion Agent appointed by the Company.  If the Company fails to appoint or maintain another entity as Transfer Agent, Paying Agent or Conversion Agent, the Registrar shall act as such.  The Company or any of its Affiliates may act as Transfer Agent, Registrar, Paying Agent or Conversion Agent.

(b)           Payments due on the Preference Shares shall be payable at the office or agency maintained by the Company for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose.  Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S.

dollar account maintained by the holder with, a bank located in New York City; provided, that at the option of the Company, payment of dividends may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the share register of the Company.  Notwithstanding the foregoing, payments due in respect of beneficial interests in any Global Preference Share shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.

ARTICLE 9

TRANSFER RESTRICTIONS

SECTION 9.1  Preference Shares.

(a)           Each Preference Share may bear notations, legends or endorsements required by the Amended and Restated Memorandum and Articles of Association, law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b)           The Company shall refuse to register any attempted transfer of Preference Shares not in compliance with Section 9.1(a).

SECTION 9.2  Conversion of Shares.  The Conversion Shares issued upon conversion of Preference Shares may bear notations, legends or endorsements required by the Amended and Restated Memorandum and Articles of Association, law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Company).

ARTICLE 10

DELIVERY AND FORM

SECTION 10.1  Form of Preference Shares.  The Preference Shares will be held in global form as set forth in Section 10.2, except that the Company may permit some or all Holders to hold Preference Shares directly in uncertificated or certificated form.  Preference Shares shall bear legends as set forth in Section 10.1.  Except as otherwise provided for under the Amended and Restated Memorandum and Articles of Association or applicable law, record ownership of Preference Shares will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Company.

SECTION 10.2  Global Form.

(a)           Preference Shares shall be issued in the form of one or more permanent global Preference Shares (each, a “Global Preference Share”) each bearing the global legend set forth attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation, or such alternative global legend as the Board shall deem necessary.  The Global Preference Shares shall be deposited on behalf of the holders of the Preference Shares represented thereby with the Registrar, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided.  The aggregate number of shares represented by each Global Preference Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.  This Section 10.2 shall apply only to a Global Preference Share deposited with or on behalf of the Depositary.

(b)           Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designation, with respect to any Global Preference Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preference Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preference Share for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preference Share.  Owners of beneficial interests in Global Preference Shares shall not be entitled to receive physical delivery of certificated Preference Shares, unless (1) the Company elects, pursuant to Section 10.1, to provide such Person certificated Preference Shares, (2) the Depositary is unwilling or unable to continue as Depositary for the Global Preference Shares and the Company does not appoint a qualified replacement for the Depositary within 90 days, (3) the Depositary ceases to be a “clearing agency” registered under the Exchange Act, or (4) the Company decides to discontinue the use of book-entry transfer through the Depositary.  In any such case, the Global Preference Shares shall be exchanged for certificated Preference Shares in registered form, with the same terms and with an equal Aggregate Preference Amount and equal Aggregate Dividend Preference, and bearing any applicable legends pursuant to Section 10.1.  Certificated Preference Shares shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar.

(c)           (i)            If required by the Amended and Restated Memorandum and Articles of Association or applicable law, an officer of the Company shall sign the Global Preference Shares for the Company, by manual or facsimile signature.

(ii)           If an officer of the Company whose signature is on a Global Preference Share no longer holds that office at the time the Transfer Agent authenticates the Global Preference Share, the Global Preference Share shall be valid nevertheless.

(iii)          A Global Preference Share issued in registered form shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Preference Share.  The signature shall be conclusive evidence that such Global Preference Share has been authenticated under this Certificate of Designation.  Each Global Preference Share shall be dated the date of its authentication.

SECTION 10.3  Registration; Transfer.  Notwithstanding any provision to the contrary herein, so long as a Global Preference Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preference Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 10.  Transfers of a Global

Preference Share shall be limited to transfers of such Global Preference Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

ARTICLE 11

DEFINITIONS

SECTION 11.1  Definitions.  As used herein, the following terms shall have the following meanings:

“Affiliate” of any specified Person means (a) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s voting power; or (c) any Person who is a director or officer of (i) such Person, (ii) any Subsidiary of such Person; or (iii) any Person described in clauses (a) or (b).  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aggregate Dividend Preference” as to any Preference Share means, as of any date:  (a) the Accrued Liquidation Preference, plus (b) accrued and unpaid Preference Dividends, minus (c) the aggregate Base Amounts of any special dividends paid pursuant to Section 4.2(b).

“Aggregate Preference Amount” as to any Preference Share means, as of any date:  (a) the Accrued Liquidation Preference, plus (b) after an Insolvency Event, accrued and unpaid Preference Dividends added to the Liquidation Preference in accordance with Section 4.1, minus (c) after an Insolvency Event, the aggregate Base Amounts of any special dividends paid pursuant to Section 4.2(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

“Class A Ordinary Share” means the Class A Ordinary Shares of the Company, par value US$0.01 per share.

“Class B Ordinary Share” means the Class B Ordinary Shares of the Company, par value US$0.01 per share.

“Companies Acts” means the Companies Acts, 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, the Companies (Amendment) Act 2009 and the Companies (Miscellaneous Provisions) Act 2009, all enactments which are to be read as one with, or construed or read together as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

“Conversion Price” for a Preference Share means, as of any date, the Aggregate Preference Amount for such Preference Share divided by the Conversion Rate for such Preference Share in effect on such date.

“Conversion Rate” means:  (i) with respect to Series A Preference Shares, 50.0 Conversion Shares for each Series A Preference Share, initially; and (ii) 25.0 Conversion Shares for each Series B Preference Share, initially, in each case as adjusted pursuant to Section 6.2.

“Conversion Shares” means:  (a) with respect to the Series A Preference Shares, the Class A Ordinary Shares (or any securities into which Class A Ordinary Shares have been reclassified or converted) issuable upon conversion of such Series A Preference Shares from time to time and (b) with respect to the Series B Preference Shares, the Class B Ordinary Shares (or any securities into which Class B Ordinary Shares have been reclassified or converted) issuable upon conversion of such Series B Preference Shares from time to time.

“Depositary” means The Depository Trust Company, New York, New York or a successor depositary appointed by the Company.

“Dividend Payment Date” means June 30 and December 31 of each year beginning June 30, 2015.

“Dividend Record Date” means June 15 and December 15 of each year beginning June 15, 2015.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means a Person in whose name any outstanding Preference Shares are registered in the register for the applicable series of Preference Shares.

“Insolvency Event” means the commencement of any voluntary or involuntary liquidation, dissolution or winding up of the Company but for these purposes neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more companies will be deemed to be a liquidation, dissolution or winding-up of the Company.

“Issue Date” with respect to a Preference Share means the date on which such Preference Share is originally issued.

“Liquidation Accrual Date” means June 30 and December 31 of each year; provided, that December 31, 2014 shall be the last such date.

“Ordinary Share” means all shares of share capital of the Company, whether or not denominated as “Ordinary Share,” which are entitled to share ratably in the ordinary dividends of the Company or share ratably in the proceeds of any liquidation of the Company after the payment of all preferential claims, and shall include, without limitation, all Class A Ordinary Shares and all Class B Ordinary Shares, but exclude the Series A Preference Shares, Series B Preference Shares and any other preference share.

“Person” means any individual, Company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Redemption Price” means an amount equal to the Aggregate Preference Amount per Preference Share being redeemed, plus an amount equal to any accumulated and unpaid Preference Dividends (whether or not declared), thereon to, but excluding, the Redemption Date; provided, that if the Redemption Date shall occur after a Dividend Record Date and before the related Dividend Payment Date, the Redemption Price shall be only an amount equal to the Aggregate Preference Amount per Preference Share being redeemed and will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

“share capital” means:

(a)           in the case of a company, share capital;

(b)           in the case of a corporation, capital stock;

(c)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)           in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock.

“Subsidiary” means, with respect to any Person:

(a)           any Company, association or other business entity of which more than 50% of the total voting power of shares of share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)           any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Company.

SECTION 11.2  Rules of Construction.  For the purposes of this Certificate of Designation (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the word “including” and words of similar import shall mean “including, without limitation,” (c) a capitalized word has the meaning assigned to it, (d) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect from time to time, and (e) “or” is not exclusive.

IN WITNESS WHEREOF, TBS International plc has caused this Certificate of Designation, as amended, to be signed by Tara C. DeMakes, its Assistant Corporate Secretary, on the date and year first above written.

TBS INTERNATIONAL PLC

/s/ Tara DeMakes

Name:	Tara C. DeMakes
Title:	Assistant Corporate Secretary

Exhibit A

Global Shares Legend

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.